CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 18, 2006, relating to the financial statements and financial highlights which appear in the August 31, 2006 Annual Reports to Shareholders of John Hancock High Yield Municipal Bond Fund, John Hancock Tax-Free Bond Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 27, 2006

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 27 to the Registration Statement No. 33-32246 on Form N-1A of John Hancock Municipal Securities Trust of our reports dated October 7, 2006 referenced in the Annual Reports of John Hancock Tax-Free Bond Fund and John Hancock High Yield Municipal Bond Fund for the year ended August 31, 2006. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are a part of such Registration Statement.


/s/Deloitte & Touche LLP
------------------------
DELOITTE & TOUCHE LLP
Boston, Massachusetts
December 27, 2006